UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2016 (March 29, 2016)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, the Board of Directors (the “Board”) of the Company approved the adoption of the Third Amendment (the “Incentive Plan Amendment”) to the Insperity, Inc. 2012 Incentive Plan (the “Plan”). The purpose of the Incentive Plan Amendment is to amend the terms of the Plan relative to the determination of the “Incumbent Board” thereunder.

The Compensation Committee of the Board implemented a new form of restricted stock award agreement under the Plan that now applies to all executive officers, and which includes a double trigger vesting requirement upon a change-in-control and also includes other clarifying changes.

The Compensation Committee also implemented a new form of award agreement under the Insperity, Inc. Long-Term Incentive Program (the “LTIP”) which reduces payouts under certain events and also includes other clarifying changes.

All incentive compensation arrangements under the Plan, including restricted stock awards, the annual bonus program and LTIP awards, for executive officers now include a double trigger vesting requirement.

The foregoing descriptions of the Incentive Plan Amendment and the award agreements are not complete and are qualified in their entirety by reference to the complete documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 — Third Amendment to the Insperity, Inc. 2012 Incentive Plan
10.2 — Form of Executive Officer Restricted Stock Award Agreement for awards granted on or after March 29, 2016
10.3 — Form of Employee Award Notice and Agreement under LTIP for awards granted on or after March 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior    Vice President of Legal, General Counsel and Secretary

Date: April 1, 2016
EXHIBIT INDEX

Exhibit
No.    Description

10.1	Third Amendment to the Insperity, Inc. 2012 Incentive Plan

10.2	Form of Executive Officer Restricted Stock Award Agreement for awards granted on or after March 29, 2016

10.3	Form of Employee Award Notice and Agreement under LTIP for awards granted on or after March 29, 2016